Exhibit 10.33

PLEDGE AGREEMENT

This Pledge Agreement (the “Pledge Agreement”) is executed as of March 152002 by and between Altris Software, Inc., a California corporation (“Pledgor”), Spescom Ltd., an United Kingdom corporation (“Secured Party”) and Solomon Ward Seidenwurm & Smith, LLP (“Pledgeholder”) as follows:

1.             Recitals

1.1           Concurrently herewith Pledgor has executed and delivered a Secured Promissory Note (the “Note”) to Secured Party in the principal amount of Four Hundred Thousand Dollars ($400,000).

1.2           In order to provide security for Pledgor’s payment obligations under the Note, Pledgor has agreed to pledge all of its interest in Altris International Limited, an United Kingdom corporation and Spescom Software Limited, an United Kingdom corporation (the “Shares”) to Secured Party.

1.3           Concurrently herewith, in order to provide security for Pledgor’s payment obligations under the Note, Pledgor has granted a security interest in all of its assets to Secured Party pursuant to a Security Agreement (the “Security Agreement”).

2.             Grant of Security Interest.  To secure Pledgor’s obligations to Secured Party under the Note (“Obligations”), Pledgor pledges, assigns and grants to Secured Party a security interest in (a) the Shares; and (b) all stock or cash dividends, substitutions, and shares issued pursuant to any merger or reorganization, or any other proceeds of such Shares as defined in Section 9306 of the California Uniform Commercial Code.

3.             Delivery of Shares. Upon Pledgor’s execution of this Pledge Agreement, Pledgor shall concurrently validly endorse the Shares in blank and deliver the Shares to Pledgeholder and by execution hereof agrees that the Shares shall concurrently be held in pledge by Pledgeholder hereunder to secure the Obligations.

4.             Terms of Pledge.  The Shares shall be held by Secured Party in pledge subject to the terms and conditions of this Pledge Agreement.  As long as no default exists as described in Paragraph 7 below, Pledgor shall have the right at all times to vote such Shares on any and all matters.

5.             Negative Covenants.  Until all obligations secured by this Pledge Agreement shall have been fully and finally performed, Pledgor shall not without the prior written consent of Secured Party: (a) create or suffer to exist any further security interest in the Shares; or (b) sell or otherwise dispose of the Shares.  Secured Party shall retain the Shares to secure Pledgor’s obligations to Secured Party under this Pledge Agreement.

6.             Events of Default.  There shall be a default under this Agreement if Pledgor causes or suffers an Event of Default under the Note or the Security Agreement.

7.             Rights of Secured Party Upon Default. In the event of an uncured default of an Obligation, Secured Party shall have the rights of a secured party under the California Uniform Commercial Code except for the right to seek a deficiency following sale or other disposition of the Shares, it being understood that Secured Party’s sole and only recourse shall be to the Shares.  In the foregoing event, Secured Party shall be entitled to the delivery of the Shares endorsed to Secured Party and the Shares shall be transferred to Secured Party on the books of the Company.

8.             Duties of Pledgeholder.

8.1           Unless a default has occurred which remains uncured, Pledgeholder’s sole duty shall be to hold the Shares until such time as the Obligation has been paid in full.  Pledgeholder shall not act unilaterally in discharging his duties hereunder.  The Pledgeholder is directed to deliver Shares to Pledgor at such time as the Obligation has been paid in full or otherwise satisfied or released. At that time, Pledgeholder shall return the Shares and the certificate representing the Shares to Pledgor, and all Shares shall be deemed released from this pledge.

8.2           In the event Secured Party determines that an uncured or incurable default has occurred, Secured Party shall deliver written notice to Pledgor (“Notice of Default”).  The Notice of Default shall set forth the facts underlying the alleged default with particularity.  Pledgeholder may deliver the Shares following such Notice of Default if he has not received a notice disputing the default (“Notice Of Protest”) within thirty (30) days following the date that Pledgeholder received the Notice of Default. In performing its obligations hereunder including any performance hereunder in  the event of a dispute, the Pledgeholder shall be compensated by for its time at its standard billable rates then in effect and shall be reimbursed for any costs of performance hereunder.

9.             Representations and Warranties of Secured Party.  Secured Party represents and warrants to Pledgor that except for the security interest created by this Pledge Agreement, no person or entity has any right, title, interest, or claim in or to the Shares or any part of the Shares.

10.           Governing Law.  This Pledge Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California’s choice–of–law principles. For purposes of venue and jurisdiction, this Pledge Agreement shall be deemed made and to be performed in the City of San Diego, California.

11.           Further Assurances.  Each party to this Pledge Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Pledge Agreement.

12.           Counterparts and Exhibits.  This Pledge Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document.  All exhibits attached to and referenced in this Pledge Agreement are incorporated into this Pledge Agreement.

13.           Modification.  This Pledge Agreement may be modified only by a contract in writing executed by the party to this Pledge Agreement against whom enforcement of the modification is sought.

14.           Headings.  The paragraph headings in this Pledge Agreement:  (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Pledge Agreement, and (c) may not be used in the interpretation of this Pledge Agreement.

15.           Prior Understandings.  This Pledge Agreement and all documents specifically referred to and executed in connection with this Pledge Agreement:  (a) contain the entire and final agreement of the parties to this Pledge Agreement with respect to the subject matter of this Pledge Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Pledge Agreement.

16.           Interpretation.  Wherever the context of this Pledge Agreement requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and the use of any gender specific pronoun shall include any other appropriate gender. The conjunctive “or” shall mean “and/or” unless otherwise required by the context in which the conjunctive “or” is used.  Pledgor and Secured Party have each had the opportunity to be represented by legal counsel and hereby waives any benefit under any rule of law or legal decision that would require interpretation of any ambiguities in this Pledge Agreement against the party drafting it.  The provisions of this Pledge Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Pledge Agreement.

17.           Representation.  This Agreement has been prepared by Solomon Ward Seidenwurm & Smith, LLP (“SWSS”), as counsel for Secured Party.  By this provision, SWSS affirms that it represents no other party in this transaction and suggests the advisability of all other parties obtaining the advice and representation of independent counsel.

18.           Partial Invalidity.  Each provision of this Pledge Agreement is valid and enforceable to the fullest extent permitted by law.  If any provision of this Pledge Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Pledge Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

19.           Notices.  Each notice and other communication required or permitted to be given under this Pledge Agreement (“Notice”) must be in writing.  Notice is duly given to another party upon:  (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next–business–day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery–service–provider.

To Debtor:       Altris Software, Inc.

9339 Carroll Park Drive

San Diego, CA  92121

Attention:  John Low

858-452-0498  (Telecopy)

To Secured Party:

Spescom Limited

P.O. Box 288

Halfway House 1685 Midrand

South Africa

Attention:  Hilton Isaacman

011-27-11-266-1707  (Telecopy)

Copy to:           Solomon Ward Seidenwurm & Smith, LLP

401 B Street, Suite 1200

San Diego, CA  92101

Attn:  Norman L. Smith, Esq.

619-231-4755  (Telecopy)

To Pledgeholder:

Solomon Ward Seidenwurm & Smith, LLP

401 B Street, Suite 1200

San Diego, CA  92101

Attn:  Norman L. Smith, Esq.

619-231-4755  (Telecopy)

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this paragraph.  A party may change its address for purposes of this paragraph by giving the other party written notice of a new address in the manner set forth above.

20.           Waiver.  Any waiver of a default or provision under this Pledge Agreement must be in writing.  No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Pledge Agreement.  No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy.  A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

PLEDGOR:	ALTRIS SOFTWARE, INC.,
a California corporation

	By:	/s/John W. Low
John W. Low
Chief Financial Officer

SECURED PARTY:	SPECOM LTD,
an United Kingdom corporation

	By:	/s/Hilton Isaacman
Hilton Isaacman
Director Corporate Finance

PLEDGEHOLDER:	SOLOMON WARD SEIDENWURM & SMITH, LLP

	By:	/s/ Norman L. Smith, Esq
	.	Norman L. Smith, Esq